EXHIBIT 10

LECG CORPORATION

2003 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2003 Stock Option Plan shall have the same defined meanings in this Stock Option Agreement.

I.                                         NOTICE OF STOCK OPTION GRANT

David P. Kaplan

9100 Burning Tree Road

Bethesda, MD 20817

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number	611

Date of Grant	May 7, 2004

Vesting Commencement Date	N/A – Cliff vesting as provided below.

Exercise Price per Share	$21.85

Total Number of Shares Granted	750,000

Total Exercise Price	$16,387,500

Type of Option:	☐ Incentive Stock Option

☒ Nonstatutory Stock Option

Term/Expiration Date:	May 7, 2014

Vesting Schedule:

This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

Subject to the Optionee continuing to be a Service Provider, 100% of the Shares subject to the Option shall vest on December 31, 2012; provided, however, that vesting will be accelerated upon the death or Disability of the Optionee such that 100% of the Shares subject to the Option shall vest on the date of such death or Disability.

Termination Period:

This Option may be exercised for three months after Optionee ceases to be a Service Provider.  Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.                                     AGREEMENT

A.                                   Grant of Option.

The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

B.                                     Exercise of Option.

1.                                       Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

2.                                       Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to the Stock Administrator of the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.                                     Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.                                  cash; or

2.                                  check; or

3.                                  consideration received by the Company under a formal cashless exercise program implemented by the Company in connection with the Plan; or

4.                                  surrender of other Shares which (i) in the case of Shares acquired either directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D.                                    Limited Transferability of Option.

Except as expressly provided below, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise an Option; and no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by the Optionee’s will, by instrument to an intervivos or testamentary trust in which Options are to be passed to the beneficiaries on the death of the trustor (settlor) (provided that such a disposition is otherwise in compliance with the provisions of this Option Agreement), or, upon the Optionee’s death, by the laws of descent and distribution.  For instance, an Optionee may not sell this Option or use it as security for a loan.  If an Optionee attempts to do any of these things, the Option will immediately become invalid.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, and permitted successors and assigns of the Optionee.

To the extent permitted by applicable law and with the prior written consent of the Administrator, an Optionee may transfer, not for value, all or part of an Option to any “Family Member” (as defined below).  For the purposes of this Option Agreement, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Optionee) in exchange for an interest in that entity.  Following a permitted transfer under this Option Agreement, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Common Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of Common Stock as would have applied to the Optionee.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Optionee in accordance with this Option Agreement or by will or by instrument to an intervivos or testamentary trust in which Options are to be passed to the beneficiaries on the death of the trustor (settlor) (provided that such a disposition is otherwise in compliance with this Option Agreement), or it may be transferred upon the Optionee’s death by the laws of descent and distribution.

The events of termination of Service under an Option shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in this Agreement.

For the purposes of this Option Agreement, a “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, sibling, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Optionee) control the management of assets, and any other entity in which one or more these persons (or the Optionee) own more than fifty percent of the voting interests.

The Administrator may withhold its consent to the transfer of an Option under this Option Agreement, or require the Optionee to follow certain procedures in connection with any proposed transfer, if the transfer would prevent this Option from being registered on Form S-8 in the reasonable opinion of Company’s legal counsel.  For example, the Administrator may require the transferee to an assignment agreeing to the terms of the Plan and this Option Agreement.

E.                                      Forfeiture of Option.

To the extent permitted by Applicable Laws, the Option is subject to forfeiture if the Optionee should take actions in competition with the Company.  If the Administrator determines that the Optionee is taking or has taken actions in competition with the Company, the Company shall have the right to cause a forfeiture of the Optionee’s rights, including, but not limited to, the right to cause: (i) a forfeiture of any outstanding Option (including any vested portion thereof); and (ii) with respect to the period commencing twelve (12) months prior to termination of the Optionee’s Service with the Company and ending twelve (12) months following such termination of such Service (A) a forfeiture of any gain recognized by the Optionee upon the exercise of an Option, or (B) a forfeiture of any Common Stock acquired by the Optionee upon the exercise of the Option (but the Company will pay the Optionee the option price without interest). Unless otherwise specified in an employment or other agreement between the Company and the Optionee, the Optionee will take actions in competition with the Company if the Optionee directly or indirectly, owns, manages, operates, joins or controls, or participates in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its Affiliates is engaged during the Optionee’s employment or other relationship with the Company or its Affiliates or at the time of the Optionee’s termination of Service.

F.                                      Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

G.                                     Tax Obligations.

1.                                       Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.                                       Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee

H.                                    Entire Agreement; Governing Law.

The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

I.                                         NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	LECG CORPORATION

/s/ David P. Kaplan	/s/ John C. Burke
Signature	By: John C. Burke
Print Name: David P. Kaplan	Its: Chief Financial Officer

9100 Burning Tree Road
Bethesda, MD 20817

EXHIBIT A

LECG CORPORATION

2003 STOCK OPTION PLAN

EXERCISE NOTICE

LECG Corporation

2000 Powell Street, Suite 600

Emeryville, California 94608
Attention:  Stock Administrator

1.                                       Exercise of Option.  Effective as of today,                                 ,           , the undersigned (“Purchaser”) hereby elects to purchase                              shares (the “Shares”) of the Common Stock of LECG Corporation (the “Company”) under and pursuant to the 2003 Stock Option Plan (the “Plan”) and the Stock Option Agreement dated,            (the “Option Agreement”).  Subject to adjustment in accordance with Section 13 of the Plan, the purchase price for the Shares shall be $          , as required by the Option Agreement.

2.                                       Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price for the Shares.

3.                                       Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                       Rights as Stockholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5.                                       Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.                                       Entire Agreement; Governing Law.  The Plan and Option Agreement are incorporated herein by reference.  This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER:	LECG CORPORATION

Signature	By

Print Name	Its

Address:	Address:

2000 Powell Street, Suite 600
Emeryville, California 94608

Date Received

2